I.D. Systems Reports Third Quarter and Nine Month 2018 Results

Revenue Up 21% for the Quarter and Year-to-Date Revenues Surpass Total Revenue for 2017

Woodcliff Lake, NJ — November 8, 2018 — I.D. Systems, Inc. (NASDAQ: IDSY), a leading provider of enterprise asset management technology, reported results for the third quarter ended September 30, 2018.

Management Commentary

“The third quarter and first nine months of 2018 marked another period of top-line growth, solid gross margins and cash generation for our company,” said I.D. Systems CEO, Chris Wolfe. “In addition to the 21% year-over-year growth for the quarter, our topline for the first nine months exceeded the total revenue we reported in 2017, putting us on track to realize meaningful double-digit growth in 2018. We also shipped the remaining Avis units from our first order while beginning development efforts on several critical programs that will be covered under our next statement of work with Avis.

“Our improving financial performance is due, in part, to our improving product quality and new product innovation as well as our successful integration of the Keytroller acquisition. We also started field trials of our new Logistics Visibility telemetry platforms, a new sensor family as well as FreightCAM for cargo visibility and our voice-integrated deep learning platform Lucy. These platforms were announced at the American Trucking Association in October and exceeded our expectations in generating prospect and customer excitement.”

Third Quarter 2018 Financial Results

Revenue increased 21% to $13.4 million from $11.1 million in same year-ago period. The increase was primarily due to higher Connected Vehicle Solutions and Industrial Truck Management revenue.

Recurring revenue increased 5% to $5.0 million from $4.7 million in the same period a year ago.

Gross profit increased 21% to $6.8 million (50.8% of total revenue) from $5.6 million (50.8% of total revenue) in the same year-ago period.

Selling, general and administrative expenses were $5.9 million, compared to $5.1 million in the same year-ago period. The increase was primarily due to higher sales and marketing expenses related to the company’s introduction of new Logistics Visibility Solutions products.

Research and development expenses were $1.7 million, compared to $1.1 million in the same year-ago quarter. The increase in research and development expenses was primarily due to reallocation of internal product development resources to cost of services in 2017 for the development program for Avis Budget Group.

Excluding stock-based compensation, depreciation and amortization, foreign currency translation losses, and acquisition-related expenses, non-GAAP net income totaled $165,000 or $0.01 per basic and diluted share (based on 17.3 million weighted average shares outstanding), compared to non-GAAP net income of $287,000 or $0.02 per basic and diluted share (based on 16.2 million weighted average shares outstanding) in the same year-ago quarter.

Net loss totaled $897,000 or $(0.05) per basic and diluted share (based on 17.3 million weighted average shares outstanding), compared to net loss of $586,000 or $(0.04) per basic and diluted share in the same year-ago quarter (based on 16.2 million weighted average shares outstanding).

At quarter-end, the company had $16.3 million in cash, cash equivalents and marketable securities, an improvement from $13.1 million at the end of the prior quarter.

Nine Month 2018 Financial Results

Revenue increased 40% to a record $41.6 million from $29.8 million in same year-ago period. The increase was primarily due to higher Connected Vehicle Solutions and Industrial Truck Management revenue.

Recurring revenue increased 2% to $14.5 million from $14.3 million in the same period a year ago.

Gross profit increased 28% to $19.7 million (47.3% of total revenue) from $15.3 million (51.4% of total revenue) in the same year-ago period. The increase in gross profit was due to higher total revenue in the 2018 period. The decrease in gross margin was primarily due to deliveries of Connected Vehicle Solutions hardware, which have lower upfront margins, but grow over time making for high lifecycle profitability over the contract term.

Selling, general and administrative expenses were $17.6 million, compared to $14.8 million in the same year-ago period. The increase was primarily due to the inclusion of expenses from Keytroller, which were absent in the first half of 2017 and higher sales and marketing expenses related to the company’s introduction of new Logistics Visibility Solutions products.

Research and development expenses were $5.0 million, compared to $3.5 million in the same year-ago period. The increase in research and development expenses was primarily due to reallocation of internal product development resources to cost of services in 2017 for the development program for Avis Budget Group.

Excluding stock-based compensation, depreciation and amortization, foreign currency translation losses, and acquisition-related expenses, non-GAAP net income totaled $354,000 or $0.02 per basic and diluted share (based on 17.1 million weighted average shares outstanding), compared to non-GAAP net loss of $556,000 or $(0.04) per basic and diluted share (based on 14.3 million weighted average shares outstanding) in the same year-ago period.

Net loss totaled $3.0 million or $(0.18) per basic and diluted share (based on 17.1 million weighted average shares outstanding), compared to net loss of $3.0 million or $(0.21) per basic and diluted share in the same year-ago period (based on 14.3 million weighted average shares outstanding).

Investor Conference Call

I.D. Systems management will discuss the results of the company’s operations and business outlook on a conference call today (Thursday, November 8, 2018) at 4:45 p.m. Eastern time (1:45 p.m. Pacific time).

CEO Chris Wolfe and CFO Ned Mavrommatis will host the call, followed by a question and answer session where sell-side analysts and major institutional shareholders can ask questions.

U.S. dial-in: (877) 307-1379

International dial-in: (443) 877-4066

Conference ID: 8284779

The conference call will be broadcast simultaneously and available for replay in the investor section of the company’s website at www.id-systems.com.

If you have any difficulty connecting with the conference call, please contact I.D. Systems’ investor relations team at (949) 574-3860.

Non-GAAP Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), I.D. Systems provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP net income/loss and non-GAAP net income/loss per basic and diluted share. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of I.D. Systems’ current financial performance. Specifically, I.D. Systems believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. Because I.D. Systems’ method for calculating the non-GAAP measures may differ from other companies’ methods, the non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliation of all non-GAAP measures included in this press release to the nearest GAAP measures can be found in the financial tables included in this press release.

About I.D. Systems

Headquartered in Woodcliff Lake, New Jersey, with subsidiaries in Texas, Florida, Germany, and the United Kingdom, I.D. Systems is a leading global provider of wireless M2M solutions for securing, controlling, tracking, and managing high-value enterprise assets such as industrial vehicles, rental cars, trailers, containers, and cargo. The Company’s patented technologies address the needs of organizations to monitor and analyze their assets to increase efficiency and productivity, reduce costs, and improve profitability. For more information, please visit www.id-systems.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to I.D. Systems’ beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond I.D. Systems’ control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include statements regarding: prospects for additional customers; potential contract values; market forecasts; projections of earnings, revenues, synergies, accretion or other financial information; emerging new products; and plans, strategies and objectives of management for future operations, including growing revenue, controlling operating costs, increasing production volumes, and expanding business with core customers. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for I.D. Systems’ products to continue to develop, the possibility that I.D. Systems may not be able to integrate successfully the business, operations and employees of acquired businesses, the inability to protect I.D. Systems’ intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in I.D. Systems’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2017. These risks could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, I.D. Systems. Unless otherwise required by applicable law, I.D. Systems assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

I.D. Systems Contact

Ned Mavrommatis, CFO

ned@id-systems.com

(201) 996-9000

Investor Contact

Matt Glover

Liolios

IDSY@liolios.com

(949) 574-3860

I.D. Systems, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Data

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2018	2017	2018
Revenue:
Products	$6,490,000	$9,044,000	$17,199,000	$29,726,000
Services	4,596,000	4,341,000	12,592,000	11,847,000

	11,086,000	13,385,000	29,791,000	41,573,000
Cost of revenue:
Cost of products	3,475,000	5,287,000	9,717,000	18,537,000
Cost of services	1,984,000	1,301,000	4,756,000	3,362,000

	5,459,000	6,588,000	14,473,000	21,899,000

Gross profit	5,627,000	6,797,000	15,318,000	19,674,000

Operating expenses:
Selling, general and administrative expenses	5,063,000	5,921,000	14,762,000	17,610,000
Research and development expenses	1,108,000	1,696,000	3,472,000	4,981,000

	6,171,000	7,617,000	18,234,000	22,591,000

Loss from operations	(544,000)	(820,000)	(2,916,000)	(2,917,000)
Interest income	59,000	66,000	169,000	217,000
Interest expense	(100,000)	(34,000)	(248,000)	(150,000)
Other income, net	(1,000)	(109,000)	(1,000)	(153,000)

Net loss	$(586,000)	$(897,000)	$(2,996,000)	$(3,003,000)

Net loss per share - basic and diluted	$(0.04)	$(0.05)	$(0.21)	$(0.18)

Weighted average common shares outstanding -basic and diluted	16,190,000	17,312,000	14,311,000	17,121,000

I.D. Systems, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2018	2017	2018

Net loss attributable to common stockholders	$(586,000)	$(897,000)	$(2,996,000)	$(3,003,000)
Depreciation and amortization	349,000	392,000	742,000	1,174,000
Stock-based compensation	556,000	569,000	1,853,000	1,658,000
Foreign currency translation	(133,000)	50,000	(406,000)	146,000

Acquisition related fees	101,000	51,000	251,000	379,000

Non-GAAP (loss) income	$287,000	$165,000	$(556,000)	$354,000

Non-GAAP net (loss) income per share - basic and diluted	$0.02	$0.01	$(0.04)	$0.02

I.D. Systems, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet Data

	December 31, 2017*	September 30, 2018
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,097,000	$11,528,000
Restricted cash	306,000	306,000
Investments - short term	1,201,000	197,000
Accounts receivable, net	8,746,000	9,544,000
Financing receivables - current, net	1,295,000	1,048,000
Inventory, net	4,586,000	3,954,000
Deferred costs - current	4,296,000	3,976,000
Prepaid expenses and other current assets	3,627,000	4,781,000

Total current assets	29,154,000	35,334,000

Investments - long term	10,278,000	4,246,000
Financing receivables - less current portion	1,557,000	1,293,000
Deferred costs - less current portion	4,302,000	4,639,000
Fixed assets, net	2,747,000	2,262,000
Goodwill	7,318,000	7,318,000
Intangible assets, net	5,417,000	4,883,000
Other assets	159,000	157,000
	$60,932,000	$60,132,000

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$7,440,000	$8,608,000
Deferred revenue - current	9,711,000	8,319,000
Acquisition related contingent consideration - current	1,923,000	923,000

Total current liabilities	19,074,000	17,850,000

Deferred revenue - less current portion	7,738,000	8,563,000
Acquisition related contingent consideration - less current portion	854,000	-
Deferred rent	295,000	230,000

	27,961,000	26,643,000

STOCKHOLDERS’ EQUITY
Preferred stock	-	-
Common stock	183,000	191,000
Additional paid-in capital	133,569,000	137,829,000
Accumulated deficit	(95,368,000)	(98,371,000)
Accumulated other comprehensive loss	(578,000)	(455,000)
Treasury stock	(4,835,000)	(5,705,000)

Total stockholders’ equity	32,971,000	33,489,000
Total liabilities and stockholders’ equity	$60,932,000	$60,132,000

* Derived from audited balance sheet as of December 31, 2017.

I.D. Systems, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flow Data

(Unaudited)

	Nine Months Ended September 30,
	2017	2018
Cash flows from operating activities:

Net loss	$(2,996,000)	$(3,003,000)
Adjustments to reconcile net loss to cash used in operating activities:
Bad debt expense	141,000	15,000
Stock-based compensation expense	1,853,000	1,658,000
Depreciation and amortization	742,000	1,174,000
Inventory reserve	256,000	260,000
Change in contingent consideration	-	146,000
Other non-cash items	(49,000)	93,000
Changes in:
Accounts receivable	967,000	(835,000)
Financing receivables	1,050,000	511,000
Inventory	7,000	372,000
Prepaid expenses and other assets	(306,000)	(1,152,000)
Deferred costs	1,153,000	(17,000)
Deferred revenue	939,000	(567,000)
Accounts payable and accrued expenses	134,000	1,168,000
Net cash provided by (used in) operating activities	3,891,000	(177,000)
Cash flows from investing activities:
Acquisition	(7,098,000)	-
Capital expenditures	(197,000)	(155,000)
Purchase of investments	(10,618,000)	(2,415,000)
Proceeds from the sale and maturities of investments	678,000	9,308,000
Net cash (used in) provided by investing activities	(17,235,000)	6,738,000
Cash flows from financing activities:
Proceeds from underwritten public offering	16,065,000	-
Borrowings under revolving credit facility	11,655,000	-
Repayments under revolving credit facility	(14,648,000)	-
Proceeds from exercise of stock options	1,254,000	361,000
Common stock repurchased	-	(621,000)
Net cash provided by used in financing activities	14,326,000	(260,000)
Effect of foreign exchange rate changes on cash and cash equivalents	(408,000)	130,000
Net increase (decrease) in cash, cash equivalents and restricted cash	574,000	6,431,000)
Cash, cash equivalents and restricted cash - beginning of period	5,277,000	5,403,000
Cash, cash equivalents and restricted cash - end of period	$5,851,000	$11,834,000